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                                                                    EXHIBIT 11.


                 Statement re computation of per share earnings


                                                          SHARES
                                                          -------

Shares outstanding at June 30, 1996                       485,512
                                                          -------

                  (Loss) after tax     $  ( 922,919)  =   $(1.90) per share
                  ------------------      ----------
                  Shares outstanding        485,512